EXHIBIT 99





         NEWS
         RELEASE        FOR IMMEDIATE RELEASE:  OCTOBER 28, 1996

         MERCANTILE
         BANCORPORATION INC.
         Mercantile Tower
         PO. Box 524
         St. Louis, MO       Contact:  Mercantile Bancorporation Inc.
         63166-0524                    Cheryl Karn     Diana Yates
                                       Public Affairs  Investor Relations
                                       (314) 425-8174  (314) 425-8237

                                       Mark Twain Bancshares, Inc.
                                       Keith Miller
                                       Chief Financial Officer
                                       (314) 889-0799



                        NYSE SYMBOL:  MTL
                        In newspaper stock tables generally MercBc or MercBcpMO



                           MERCANTILE BANCORPORATION INC.
                      TO MERGE WITH MARK TWAIN BANCSHARES, INC.

                   ST. LOUIS -- Mercantile Bancorporation Inc., an $18.2

         billion asset bank holding company, and Mark Twain Bancshares,

         Inc. (NYSE-MTB), a $3.1 billion asset bank holding company,

         both headquartered in St. Louis, jointly announced today that they have signed a definitive merger agreement.  The

         transaction will be a tax-free exchange valued at approximately

         $855 million.

                   "This merger of Mark Twain with Mercantile brings

         together the strengths of two high-performing organizations and solidifies Mercantile's position as the largest locally

         managed,



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         Mercantile And Mark Twain To Merge--First Add




         and independently owned banking operation in St. Louis and the state of Missouri," said Thomas H. Jacobsen, chairman and chief executive officer of Mercantile Bancorporation Inc.

                   "It is a compelling transaction that will harness the

         middle market lending and other specialty businesses of Mark

         Twain with the power and breadth of Mercantile's operation,"

         Jacobsen added.  "Both institutions are generating strong

         revenue growth, increasing market share and earnings momentum.

         We're convinced that the synergies between our two institutions will create a highly competitive banking organization with long-term benefits for our customers, employees and

         shareholders."

                   "This is great news for St. Louis and Kansas City at

         a time of rapid change in the financial services industry.  We are very pleased to partner with Mercantile Bancorporation and form a merged banking entity in which everyone benefits," said

         John P. Dubinsky, president and chief executive officer of Mark

         Twain Bancshares, Inc.

                   "Customers of Mark Twain will benefit from the

         extensive array of consumer products and services developed by

         Mercantile.  Both organizations have outstanding CRA records and together will continue to provide civic leadership in the region," Dubinsky said.

                   Mark Twain Directors unanimously approved the

         transaction and have indicated that they will vote their shares in favor of the merger.

                   Under the terms of the agreement, Mark Twain

         shareholders will receive .9520 shares of Mercantile common stock for each share of Mark Twain common stock.  The merger is structured as a tax-free exchange and will be accounted for as a pooling of interests.  Based on



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         Mercantile And Mark Twain To Merge--Second Add




         Friday's closing price for Mercantile common stock of $52.125,

         the transaction is valued at $49.62 per share of Mark Twain common stock.

                   In addition, both Mercantile and Mark Twain will

         rescind all previously announced share repurchase programs.

         Mercantile may repurchase up to 700,000 shares in the open market from time to time depending upon market conditions and other factors.

                   Mark Twain Bancshares, Inc., one of the highest

         performing banks in the country, has 39 banking locations in the St. Louis and Kansas City areas.  Mark Twain's related financial services companies include:  Mark Twain Capital

         Markets Group; Mark Twain Brokerage Service, Inc.; Mark Twain

         Commercial Finance Division; Mark Twain International Division

         and Mark Twain Trust.

                   The merger strengthens Mercantile's presence in the

         three largest Missouri markets, increasing market share in the

         Kansas City metropolitan area from fourth to third; and, moving

         Mercantile to a stronger second in market share in the St.

         Louis area.  Mark Twain's pending acquisition in Springfield,

         Missouri will further increase Mercantile's market share by approximately 20% in the Springfield area.

                   Upon completion of the merger, Alvin J. Siteman,

         chairman of Mark Twain Bancshares, Inc., will become Chairman of Mercantile Bank of St. Louis, and will join the Mercantile

         Bancorporation Inc. Board of Directors.  In addition, John P.

         Dubinsky, will become president and chief executive officer of

         Mercantile Bank of St. Louis and a member of Mercantile's

         management executive committee, reporting to Thomas H.

         Jacobsen, Peter F. Benoist, executive



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         Mercantile And Mark Twain To Merge--Third Add




         vice president, banking division, Mark Twain Bancshares, Inc.,

         will join Mercantile Bank of St. Louis as a key member of the management team.  Joseph E. Hasten, the current president of

         Mercantile Bank of St. Louis, will assume the position of

         chairman and chief institutional banking officer of

         Mercantile's Corporate Bank serving the specialized financial needs of Mercantile's commercial customers throughout the

         Midwest, reporting to W. Randolph Adams, senior executive vice president of Mercantile Bancorporation Inc.

                   Plans call for the merger, which is subject to the

         approval of Mercantile and Mark Twain shareholders and all appropriate regulatory agencies, to be completed in the second quarter of 1997.



                                       ###


         Mercantile Bancorporation Inc., an $18.2 billion multi-bank holding company headquartered in St. Louis, operates banks in Missouri, Iowa, Kansas, Illinois and Arkansas. The company has mergers pending with Today's Bancorp, Inc., First Financial Corporation of America, and Regional Bancshares, Inc. Mercantile's non-banking subsidiaries include companies providing brokerage services, asset-based lending, investment advisory services, leasing services and credit life insurance.